SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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Check the appropriate box:

☐	Preliminary proxy statement.	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☑ Definitive proxy statement.

☐ Definitive additional materials.

☐ Soliciting material pursuant to Section 240.14a-12

Health Grades, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
AUDIT AND RELATED FEES
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
PROPOSAL TO AMEND AND RESTATE THE HEALTH GRADES, INC. 1996 EQUITY COMPENSATION PLAN
NEW PLAN BENEFITS
PERFORMANCE GRAPH
INFORMATION CONCERNING INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADVANCE NOTICE PROCEDURES
STOCKHOLDER PROPOSALS
SOLICITATION OF PROXIES
ANNUAL REPORT ON FORM 10-K
2006 EQUITY COMPENSATION PLAN

HEALTH GRADES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholder:
     It is my pleasure to invite you to attend the 2006 Annual Meeting of Stockholders of Health Grades, Inc., to be held at our corporate headquarters, 500 Golden Ridge Road, Suite 100, Golden, Colorado 80401, on Monday, July 24, 2006 at 9:00 a.m. local time. The meeting will be held for the following purposes:
1.	To elect 5 directors for the ensuing year.

2.	To vote upon a proposal to amend and restate the Health Grades, Inc. 1996 Equity Compensation Plan, which would be renamed as the Health Grades, Inc. 2006 Equity Compensation Plan.

3.	To act upon such other matters as may properly come before the meeting.
     Holders of record of our common stock at the close of business on June 15, 2006 are entitled to receive this notice and to vote at the meeting or any adjournment.
     Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and return your proxy card as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are not able to attend the meeting. You may revoke your proxy and vote in person at the meeting if you so desire.

Allen Dodge
June 26, 2006	Senior Vice President – Finance, Chief Financial
Officer and Secretary

HEALTH GRADES, INC.
500 Golden Ridge Road
Suite 100
Golden, Colorado 80401
PROXY STATEMENT
     This proxy statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Health Grades, Inc. for the 2006 annual meeting of stockholders. We are first mailing copies of this proxy statement, the attached notice of annual meeting of stockholders and the enclosed form of proxy on or about June 26, 2006.
     At the annual meeting, holders of our common stock will vote upon the election of 5 directors to serve until the 2006 annual meeting of stockholders, and upon a proposal to amend and restate our 1996 Equity Compensation Plan, which would be renamed as the Health Grades, Inc. 2006 Equity Compensation Plan.
     Our Board of Directors has fixed the close of business on June 15, 2006 (the “Record Date”) as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment of the annual meeting. You may vote at the annual meeting only if you are a holder of record of common stock at the close of business on the Record Date. As of the Record Date, 28,471,268 shares of common stock were issued and outstanding.
     If you complete and return your proxy card and we receive it at or prior to the annual meeting, your shares will be voted in accordance with your directions. You can specify your choice by marking the appropriate box on the enclosed proxy card. If your proxy card is signed and returned without directions, the shares will be voted for the persons identified in this proxy statement as nominees for election to the Board of Directors and for approval of the proposal to amend and restate the 1996 Equity Compensation Plan. You may revoke your proxy at any time before it is voted at the meeting by sending a notice of revocation to our Secretary, executing a later-dated proxy or voting by ballot at the meeting.
     The holders of a majority of our common stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
     Holders of common stock are entitled to one vote per share on all matters properly brought before the meeting. Directors are elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. All other matters to be acted upon at the meeting will be determined by the affirmative vote of the holders of the majority of the common stock present in person or represented by proxy and entitled to vote. An abstention is counted as a vote against and a broker “non-vote” generally is not counted for purposes of approving these matters.
     The Board of Directors is not aware of any matters that will be brought before the meeting other than those described in this proxy statement. However, if any other matters properly come before the meeting, the persons named on the enclosed proxy card will vote in accordance with their best judgment on such matters.
Ownership of Our Common Stock by Certain Persons
     The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date (unless otherwise indicated) by (i) each person known to us to own beneficially more than five percent of our common stock (including such person’s address), (ii) the named executive officers listed under “Executive Compensation—Summary of Cash and Certain Other Compensation,” (iii) each director and nominee for election as a director and (iv) all directors and executive officers as a group.

	Number of Shares	Percent of
Name of Beneficial Owner	Beneficially Owned	Outstanding Shares(1)
FMR Corp.(2)	2,758,330	10.0%
Oberweis Asset Management, Inc.(3)	1,425,318	5.2%
RS Investment Management Co. LLC (4)	2,087,040	7.6%
Kerry R. Hicks (5)	4,067,293	13.2%
David G. Hicks (6)	1,641,598	5.5%
Sarah Loughran (7)	1,505,331	5.1%
Allen Dodge (8)	742,294	2.6%
Michael D. Phillips	311,363	1.1%
John R. Morrow	—	*
Peter H. Cheesbrough (9)	277,678	1.0%
Leslie S. Matthews, M.D.	92,296	*
John J. Quattrone (10)	153,333	*
J.D. Kleinke (11)	83,333	*
Mary Boland	—	*
All directors and executive officers as a group (10 persons) (12)	8,864,519	26.2%

*	Less than one percent.

(1)	Applicable percentage of ownership is based on 28,471,268 shares of common stock outstanding on the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange

Commission (the “SEC”) and means voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of stock options exercisable currently or within 60 days of the Record Date are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for shares held jointly with a person’s spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.

(2)	FMR Corp. has sole voting power with respect to 45,084 shares and sole dispositive power with respect to 2,758,330 shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and a registered investment advisor, beneficially owns 2,747,184 of these shares as a result of acting as an investment adviser to various registered investment companies. Edward C. Johnson 3d and FMR Corp., through their control of Fidelity and the funds each has sole power to dispose of 2,747,184 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of shares owned directly by the Fidelity Funds, which power resides with the Funds’ Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Board of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank, beneficially owns 11,146 shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive and sole voting power over 11,146 shares owned by the institutional account(s) described above. The address of each of Fidelity Management & Research Company, FMR Corp., Fidelity Management Trust Company and Edward C. Johnson 3d is 82 Devonshire Street, Boston, Massachusetts 02109. The information in this note is based on a Schedule 13G filed with the SEC on February 14, 2006 by FMR Corp. and Edward C. Johnson 3d.

(3)	Oberweis Asset Management, Inc. (“OAM”) is an investment adviser, and James D. Oberweis and James W. Oberweis are OAM’s principal stockholders. OAM, James D. Oberweis and James W. Oberweis have shared voting and dispositive power with respect to the 1,425,318 shares listed in the table. The principal business address of OAM, James D. Oberweis and James W. Oberweis is 3333 Warrenville Road, Suite 500, Lisle, Illinois 60532. The information in this note is based on a Schedule 13G filed with the SEC on February 14, 2006 by OAM, James D. Oberweis and James W. Oberweis.

(4)	RS Investment Management Co. LLC (“RS LLC”), is the general partner of RS Investment Management, L.P. (“RS L.P.”), an investment adviser and a managing member of registered investment advisers. George R. Hecht is a control person of RS LLC and RS L.P., RS LLC, RS L.P. and George R Hecht have shared voting and shared dispositive power with respect to the 2,087 shares listed in the table. The information in this note is based on a Schedule 13G filed with the SEC on February 10, 2006 by RS LLC, RS L.P. and Mr. Hecht, which did not disclose their principal business address.

(5)	Includes 10,000 shares of common stock held by The David G. Hicks Irrevocable Children’s Trust and 2,289,823 shares underlying stock options. Does not include 60,000 shares of common stock held by The Hicks Family Irrevocable Trust, for which shares Mr. Kerry Hicks disclaims beneficial ownership. Mr. Kerry Hicks’ address is 500 Golden Ridge Road, Suite 100, Golden, Colorado 80401.

(6)	Includes 1,124,940 shares underlying stock options. Mr. David Hicks’ address is 500 Golden Ridge Road, Suite 100, Golden, Colorado 80401.

(7)	Includes 916,369 shares underlying stock options. Ms. Loughran’s address is 500 Golden Ridge Road, Suite 100, Golden, Colorado 80401.

(8)	Includes 623,500 shares underlying stock options.

(9)	Includes 256,678 shares underlying stock options.

(10)	Includes 153,333 shares underlying stock options.

(11)	Includes 83,333 shares underlying stock options.

ELECTION OF DIRECTORS
     At the meeting, five directors will be elected to hold office until the Annual Meeting of Stockholders in 2007 or until their successors have been elected and qualified. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted for the nominees listed below. All of the nominees are currently members of the Board of Directors.
     If, at the time of the meeting, one or more of the nominees has become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors, unless the size of the Board of Directors is reduced. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.
     Peter H. Cheesbrough is not standing for reelection this year. Mr. Cheesbrough has been one of our directors since 1996, and has provided outstanding service to our company and our stockholders over the years, including as Chairman of the Audit Committee. We are grateful for his dedicated service to Health Grades.
     Information concerning the nominees for election as directors is set forth below:
Kerry R. Hicks, age 46, one of our founders, has served as our Chief Executive Officer and has been a director since our inception in 1995. Mr. Hicks has also served as Chairman of the Board of Directors since December 2004, and served as President from our inception until November 1999 and since June 2001. From 1985 to 1995, Mr. Hicks served as Senior Vice President of LBA Healthcare Management (LBA).
Leslie S. Matthews, M.D., age 54, has served as one of our directors since December 1996. Since October 1994, Dr. Matthews has been an orthopaedic surgeon at Greater Chesapeake Orthopaedic Associates, LLC, and since 1990, he has been the Chief of Orthopaedic Surgery at Union Memorial Hospital, Baltimore, Maryland.
John Quattrone, age 53, has served as one of our directors since November 2000. Mr. Quattrone has served in several capacities for General Motors, including Vice President — Global Human Resources since January 2006, as General Director of Human Resources for General Motors North America Automotive Operations from December 1995 to June 2001 and Vice President — Human Resources from June 2001 to December 2005.
J.D. Kleinke, age 44, has served as one of our directors since April 2002. Mr. Kleinke has also served as the Vice Chairman of the Board of Directors since January 1, 2005. In this capacity, he serves as a part-time executive officer. Mr. Kleinke has also served as Chairman of the Board and Executive Director of Omnimedia Institute, a non-profit healthcare research and information technology development organization, since October 2004, and as President and Chief Executive Officer for HSN, a privately-held health information technology development company, since April 1998. From May 1992 to February 1998, Mr. Kleinke served in various capacities for

HCIA, Inc., a healthcare information company that provides information products and services to health care systems, managed care organizations and pharmaceutical companies.
Mary Boland, age 48, has served as one of our directors since June 2006. Ms. Boland has also served as Vice President and Chief Financial Officer of Levi Strauss & Company North America since March 2006. Ms. Boland served as Vice President and Chief Financial Officer of General Motors North America from December 2003 to March 2006, and Controller of General Motors North America from March 2002 to December 2003. From February 2001 to March 2002, Ms. Boland served as Group Director of Finance for General Motors North America – Manufacturing & Labor Relations.
     Kerry R. Hicks and David G. Hicks, one of our Executive Vice Presidents, are brothers.
CORPORATE GOVERNANCE
Corporate Governance Guidelines and Other Corporate Governance Documents
     Our Corporate Governance Guidelines, which include guidelines for determining director independence and other matters relating to our corporate governance, are available on our website. In addition, our other corporate governance documents, including the Charter of the Audit Committee, the Charter of the Compensation Committee, the Charter of the Nominating and Corporate Governance Committee and our Code of Conduct, are also available on our website. Stockholders may access these documents on the Investors page of our website at www.healthgrades.com/investorrelations.
Board of Directors Independence
     The Board of Directors has determined that each of Peter H. Cheesbrough, Leslie S. Matthews, M.D. and John J. Quattrone is, and Mary Boland will be, if elected, an independent director within the meaning of the rules of The Nasdaq Stock Market, Inc. In addition, the Board of Directors has determined that each of the members of the three committees of the Board of Directors is also independent within the meaning of the rules of the Nasdaq Stock Market, Inc., including additional requirements relating to Audit Committee members.
Board of Directors and Board Committees
     The Board of Directors held five meetings during 2005. All directors attended the 2005 annual meeting of stockholders.
     We have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee
     The Audit Committee is currently comprised of Messrs. Cheesbrough (Chairman) and Quattrone, and Dr. Matthews. The Audit Committee has sole authority to retain, compensate, terminate, oversee and evaluate the independent auditors, and reviews and approves in advance all audit and non-audit services (other than prohibited non-audit services) performed by the independent auditors. In addition, the Audit Committee reviews and discusses with management and the independent auditors the audited financial statements included in our filings with the Securities and Exchange Commission; oversees our compliance with legal and regulatory requirements; and meets separately with the independent auditors as often as deemed necessary or appropriate by the Committee. In this regard, the Audit Committee also reviews major issues regarding accounting principles and financial statement presentation, and periodically discusses with management our major financial risk exposures and the steps that management has taken to monitor and control such exposures.
     The Board of Directors has determined that Peter H. Cheesbrough is, and Ms. Boland (who the Board anticipates will, if elected, serve on the Audit Committee), will be an “audit committee financial expert” as that term is defined in Securities and Exchange Commission regulations, and, therefore, Mr. Cheesbrough qualifies and Ms. Boland will qualify as a financially sophisticated audit committee member as required by The Nasdaq Stock Market, Inc.’s corporate governance rules.
     The Audit Committee met six times during 2005.
Compensation Committee
     The Compensation Committee is currently comprised of Messrs. Quattrone (Chairman) and Cheesbrough. The Compensation Committee is responsible for developing and recommending to the Board of Directors compensation plans and programs for executive officers and other employees and annually reviewing the adequacy of the plans and programs; establishing compensation arrangements and incentive goals for executive officers and administering our incentive and equity-based plans; reviewing the performance of executive officers, awarding incentive compensation and adjusting compensation arrangements as appropriate based on performance and other factors; and reviewing and monitoring management development and succession plans.
     The Compensation Committee met five times during 2005.
Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee was established on September 28, 2005 and is currently comprised of Dr. Matthews (Chairperson) and Messrs. Cheesbrough and Quattrone. The Nominating and Corporate Governance Committee recommends to the Board of Directors nominees for election as directors, the responsibilities of the committees of the Board of Directors, and each committee’s membership; oversees the annual evaluation of the Board of Directors and its committees; reviews the adequacy of our Corporate Governance Guidelines; and recommends other corporate governance-related matters for consideration by the Board of Directors.

     The Nominating and Corporate Governance Committee met once during 2005.
Consideration of Director Candidates
     Our Nominating and Corporate Governance Committee recommends to the Board of Directors candidates for membership on the Board of Directors. Our Corporate Governance Guidelines and the Charter of the Nominating and Corporate Governance Committee provide that, in considering its recommendations of candidates for nomination, the Committee will seek individuals who evidence strength of character, mature judgment and the ability to work collegially with others. Our Corporate Governance Guidelines and the Charter of the Nominating and Corporate Governance Committee also provide that the Board of Directors should include directors who collectively possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business. Therefore, in considering whether to nominate a person for election as a director, the Nominating and Corporate Governance Committee will consider the contribution such person can make to the collective competencies of the Board of Directors based on such person’s background. The manner in which the Nominating and Corporate Governance Committee evaluates potential directors will be the same for candidates recommended by stockholders as for candidates recommended by others. Stockholders can recommend candidates for nomination by writing to the Corporate Secretary, Health Grades, Inc., 500 Golden Ridge Road, Suite 100, Golden, Colorado 80401. In accordance with our by-laws, in order to enable consideration of the candidate in connection with our 2007 annual meeting of stockholders, a stockholder must submit the following information no later than February 27, 2006: (1) The name of the candidate and information about the candidate that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission; (2) information about the relationship between the candidate and the recommending stockholder; (3) the consent of the candidate to service as a director; and (4) proof of the number of shares of our common stock that the recommending stockholder owns and the length of time the shares have been owned. In considering any candidate proposed by a stockholder, the Nominating and Corporate Governance Committees will reach a conclusion based on the criteria described above. The Nominating and Corporate Governance Committees may seek additional information regarding the candidate. After full consideration, the stockholder proponent will be notified of the decision of the Nominating and Corporate Governance Committee.
Communications with the Board of Directors
     Stockholders and other interested persons may communicate with the Board of Directors by writing to the Board of Directors, c/o Health Grades, Inc., 500 Golden Ridge Road, Suite 100, Golden, Colorado 80401 or, if the communication is to be directed solely to the independent members of the Board of Directors, to Independent Directors, c/o Health Grades, Inc., 500 Golden Ridge Road, Suite 100, Golden, Colorado 80401. In addition, stockholders and other interested parties may contact our Audit Committee to report complaints about our accounting, internal accounting controls or auditing matters by writing to the Audit Committee, c/o Health Grades, Inc., 500 Golden Ridge Road, Suite 100, Golden, Colorado 80401. Communications to the Board of Directors regarding accounting, internal accounting controls or auditing matters will be referred to the Audit Committee. Other concerns will be addressed as determined by the Board of Directors. You can report your concerns to the Board of Directors or the Audit Committee anonymously or confidentially.
Code of Conduct
     We have a Code of Conduct applicable to all of our officers, other employees and directors. Among other things, the Code of Conduct is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely, and understandable disclosures in periodic reports required to be filed by us; and to promote compliance with applicable governmental laws, rules and regulations. The Code of Conduct provides for the prompt internal reporting of violations of the Code of Conduct to an appropriate person identified in the Code of Conduct and contains provisions regarding accountability for adherence to the Code of Conduct. We have posted the Code of Conduct in the Investor Relations section of our website, which is located at www.healthgrades.com/investorrelations. You may request a print copy of the Code of Conduct by contacting Allen Dodge, Senior Vice President — Finance and Chief Financial Officer, Health Grades, Inc., 500 Golden Ridge Road, Suite 100, Golden, Colorado 80401 (telephone number — (303) 716-0041). We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of our Code of Conduct by filing with the SEC a current report on Form 8-K.
Compensation of Directors
     In 2005, members of the Board of Directors were paid $1,000 for each meeting of the Board of Directors attended in person, and $500 for each meeting attended by telephone conference, in addition to reimbursement of travel expenses.
     Effective January 1, 2006, compensation for each non-employee director of the Company is as follows:
     (i) $15,000 in cash; and
     (ii) subject to stockholder approval of the proposed amendment and restatement of the Company’s 1996 Equity Compensation Plan, $15,000 in restricted stock to be issued under the plan; 50 percent of such restricted stock shall vest on each of the first two anniversaries of the date of grant. Based on the closing price of $3.56 of our common stock as reported on the Nasdaq Capital Market as of June 21, 2006, this grant would be approximately 4,200 shares for each non-employee director.
     Ms. Boland was appointed by the Board effective June 21, 2006. In addition to the compensation noted above, subject to stockholder approval of the proposed amendment and restatement of the Company’s 1996 Equity Compensation Plan, Ms. Boland will receive an additional grant of 20,000 shares of restricted stock to be issued under the plan; 25 percent of such restricted stock shall vest on each of the first four anniversaries of the date of grant.

REPORT OF THE COMPENSATION COMMITTEE
     The Compensation Committee’s determinations in 2005 marked a continuation of the general philosophy towards executive compensation that it applied in 2003 and 2004, namely modest salary increases, bonuses based on the degree of improvement in Health Grades’ performance and no equity compensation. The imbalance between cash compensation and equity compensation over the past three years resulted from the significant option grants and equity purchase opportunities provided to Health Grades executive officers in early 2002. At that time, Health Grades was not profitable and was seeking to conserve its cash resources. Accordingly, and in light of a continuing expense control program that effectively precluded meaningful salary increases or cash bonuses for executives and led to reductions in Health Grades’ staff, the Committee determined that substantial option grants and equity purchase opportunities were the best available alternatives for encouraging executives to continue their employment with Health Grades and devote the substantial time and effort necessary to further develop Health Grades’ health care information business. As Health Grades’ financial performance and cash resources improved in subsequent years, the Committee decided to focus on cash compensation and determined generally not to grant additional equity awards to executives.
     However, in light of the passage of time since the 2002 equity awards and opportunities, as well as the Health Grades’ substantially improved performance and continuing growth, the Committee determined that it was appropriate to review the Company’s compensation philosophy. Among other things, the Committee reassessed the mix of compensation components with a view towards fashioning a compensation package that will result in optimal incentives for both short-term and longer-term performance and will enable Health Grades to attract highly qualified individuals as the company expands. As a result of this reassessment, the Committee has determined that equity compensation should once again be a principal component of executive compensation. To facilitate the use of equity compensation and to provide greater flexibility with respect to the types of equity compensation that may be awarded, the Company is seeking stockholder approval for the amendment and restatement of the Company’s 1996 Equity Compensation Plan.
     The following portion of the report addresses executive compensation in 2005.
     The base salary of two of our executives (including Kerry R. Hicks, our Chief Executive Officer) was governed by the terms of employment agreements between each of the executives and Health Grades, which have been in effect for a number of years. Salaries for all but one other executive officer were increased by four percent, which the Committee believed was appropriate to address increases in the cost of living. Base salary for the remaining executive officer, who received commissions based on sales, was not increased.
     Bonuses were paid for 2005 based principally on objective standards, but to a lesser extent on discretionary considerations. Most of the bonuses paid to executives were based upon the achievement of revenue and net income goals. Specifically, 50 percent of the non-discretionary target bonus was based on achievement of a revenue goal while the other 50 percent of the target bonus was based on the achievement of a net income goal. Because over 75 percent but less than 100 percent of both goals were achieved, executives received 40 percent of their target bonus amounts (50 percent in the case of the Chief Executive Officer), which equaled 15 percent of their salaries (20 percent in the case of the Chief Executive Officer). In addition, certain executives received discretionary bonuses based on factors principally relating to Health Grades’ financial performance or the performance of the division of the business for which the executive has principal responsibility. Discretionary bonuses ranged from 10 percent to 33 percent of an executive’s total bonus. In the case of Mr. Kerry Hicks, 31 percent of his total bonus constituted a discretionary award, based upon the Committee’s perception of his significant contribution to Health Grades’ marked improvement in performance during 2005. Executives who received commissions based on sales did not participate in this bonus program.
     As noted above, due to the significant option grants and equity purchase opportunities provided to Health Grades executive officers in 2002, the Committee determined that no additional options would be granted to executives in 2005.
     Certain provisions of the Internal Revenue Code provide that a publicly held corporation may not deduct compensation for its chief executive officer or each of certain other executive officers to the extent that such compensation exceeds $1 million. The 1996 Equity Compensation Plan, both in its current form and as proposed to be amended and restated, is designed to preserve the deductibility of income realized in connection with stock-based awards under the plan regardless of whether such income, together with salary, bonus and other compensation, exceeds the limitation. The Committee generally will seek to preserve the deductibility of executive compensation, but may consider deviating from this policy if deemed appropriate.
     Mark Pacala, a former director of Health Grades, served on the Compensation Committee until his resignation from the Board of Directors.
John J. Quattrone (Chairman)
Peter H. Cheesbrough
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee selects the Company’s independent accountants.
     Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with applicable auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.
     The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.
     Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.
Peter Cheesbrough (Chairman)
Leslie S. Matthews, M.D.
John J. Quattrone
AUDIT AND RELATED FEES
     Fees for all services provided by Grant Thornton LLP, our independent registered public accounting firm, for 2005 and 2004 were as follows:
Audit Fees
     The aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of our annual financial statements for the years ended December 31, 2005 and 2004 and the review of the our financial statements included in the our quarterly reports on Form 10-Q filed during 2005 and 2004 were $99,953 and $72,158, respectively.
Audit Related Fees
     There were no fees billed in 2005 or 2004 for assurance and related services rendered by Grant Thornton LLP that were reasonably related to the performance of the audit or review of our consolidated financial statements and were not reported under “Audit Fees” above.
     Tax Fees

     There were no fees billed in 2005 or 2004 for professional services rendered by Grant Thornton LLP for tax compliance, tax advice and tax planning.
All Other Fees
     There were no fees billed in 2005 or 2004 for products and services provided by Grant Thornton LLP, other than the services referred to above.
EXECUTIVE COMPENSATION
Summary of Cash and Certain Other Compensation
     The following table sets forth certain information concerning the compensation we paid during 2005, 2004 and 2003 to our Chief Executive Officer and the four other most highly paid executive officers (collectively, the “named executive officers”) during the year ended December 31, 2005, as well as the compensation of another person who was not deemed to be serving as an executive officer on December 31, 2005 but would have been among the five most highly paid executive officers if he was an executive officer on December 31, 2005.

	Summary Compensation Table
				Long Term
		Annual Compensation		Compensation
				Awards
				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary (1)	Bonus (2)	Options	Compensation (3)(6)
Kerry R. Hicks	2005	$303,008	$87,534	—	$6,570
Chief Executive Officer	2004	$304,289	$164,556	—	$6,000
	2003	$285,499	$220,205	—	$6,000

David G. Hicks	2005	$206,212	$34,195	—	$6,456
Executive Vice President	2004	$206,916	$82,787	—	$6,150
	2003	$192,847	$81,327	—	$5,785

Sarah Loughran	2005	$181,478	$64,734	—	$5,601
Executive Vice President	2004	$173,517	$78,188	—	$5,205
	2003	$154,121	$91,227	—	$4,624

Allen Dodge	2005	$155,553	$34,787	—	$4,780
Senior Vice President – Finance and	2004	$155,162	$64,074	—	$4,655
Chief Financial Officer	2003	$133,239	$76,502	—	$3,997

John R. Morrow (4)	2005	$164,725	$—	—	$4,055
Senior Vice President –	2004	$161,769	$—	—	$4,853
Strategic Development	2003	$142,308	$—	—	$28,820

	Summary Compensation Table
				Long Term
		Annual Compensation		Compensation
				Awards
				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary (1)	Bonus (2)	Options	Compensation (3)(6)
Michael D. Phillips(5)	2005	$274,293	$—	—	$4,055
Senior Vice President –	2004	$273,298	$—	—	$3,894
Provider Services	2003	$254,735	$—	—	$3,750

(1)	In 2004 there were 27 pay periods instead of the standard 26 pay periods. Therefore, annual salary includes one additional pay period in 2004 compared to 2005 and 2003.

(2)	Bonus amounts were paid in January 2006, relating to performance in 2005.

(3)	Includes amounts that we contributed to the accounts of the executive officers under our Retirement Savings Plan.

(4)	Mr. Morrow terminated his employment with us on February 7, 2006.

(5)	Annual salary for Mr. Phillips includes sales commissions of $164,134, $143,490 and $129,735 for 2005, 2004 and 2003, respectively. The Board of Directors determined that Mr. Philips was not serving as an “executive officer,” as defined by the Securities and Exchange Commission regulations, on October 17, 2005.

(6)	With respect to Mr. Morrow only, includes $25,532 related to relocation reimbursement.
Stock Options
     The following table sets forth certain information regarding stock options exercised during 2005 and held as of December 31, 2005 by the named executive officers. No options were granted to the named executive officers in 2005.
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options at		Options at
	acquired on	Value	Fiscal Year-End (#)		Fiscal Year-End ($) (1)
Name	exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Kerry R. Hicks	—	$—	2,289,823	—	$14,471,681	$—

David G. Hicks	—	$—	1,124,940	—	$7,109,621	$—

Sarah Loughran	50,000	$147,500	916,369	—	$5,791,452	$—

Allen Dodge	—	$—	623,500	—	$3,940,520	$—

John R. Morrow	83,333	$412,498	1,900	83,333	$12,008	$526,665

Michael D. Philips	315,900	$867,612	—	—	$—	$—

(1)	Based on $6.32, the closing price of our common stock as reported on the Nasdaq Capital Market on December 31, 2005.
Employment Agreements
     Mr. Kerry Hicks is employed by us under an employment agreement dated as of April 1, 1996. The agreement is renewable automatically for one year periods unless terminated by one of the parties. The agreement provided for Mr. Kerry Hicks to receive an annual salary rate of $250,000 for 1998, with cost of living increases for the years following March 31, 1998. In addition, the agreement provides for annual incentive compensation equal to up to 100% of Mr. Kerry Hicks’ base salary based on performance targets established by the Board of Directors.
     Mr. David Hicks is employed by us under an employment agreement dated as of March 1, 1996. The agreement is renewable automatically for one year periods unless terminated by one of the parties. The agreement provided for Mr. David Hicks to receive an annual base salary of $144,000 for 1998, with cost of living increases for the years following February 28, 1998. In addition, the agreement provides for annual incentive compensation equal to up to 75% of his base salary based on performance targets established by the Board of Directors. In connection with Mr. David Hicks’ appointment as Senior Vice President in 1999, his base salary was increased to $172,500.
     Under each of the employment agreements described above, in the event that the officer is terminated without cause and there has been no change of control of the Company, we will pay the officer his base salary for the remaining term of the agreement and any earned but unpaid salary and incentive compensation. In the event the officer is terminated with cause, regardless of whether there has been a change of control, we will pay the officer his base salary for 60 days following such termination. If the officer is terminated without cause upon a change of control, he is entitled to receive a lump sum payment upon his termination equal to 300% of his base salary plus 300% of his annual incentive compensation for the prior year. Each agreement contains certain confidentiality covenants.
CERTAIN TRANSACTIONS
     Through March 31, 2006, we provided indemnification to our Chief Executive Officer, Kerry R. Hicks, for legal fees totaling approximately $1,027,000 relating to litigation involving Mr. Hicks, including approximately $272,021, $460,532 and $294,323 for 2004, 2005 and the first three months of 2006, respectively. The litigation arose from loans that Mr. Hicks and three other executive officers provided to us in December 1999 in the amount of $3,350,000 (including $2,000,000 individually loaned by Mr. Hicks). These loans enabled us to purchase a minority interest in an internet healthcare rating business that has become our current healthcare provider rating and advisory services business. Although we were the majority owner of the business, we had agreed with the minority interest holder that if we failed to purchase the holder’s interest by

December 31, 1999, we would relinquish control and majority ownership to the holder. In March 2000, the executive officers converted our obligations to them (including the $2,000,000 owed to Mr. Hicks) into our equity securities in order to induce several private investors to invest an aggregate of $14,800,000 in our equity securities.
     The executive officers personally borrowed money from our principal lending bank in order to fund their loans to us. In early 2001, the bank claimed that Mr. Hicks was obligated to pay amounts owed to the bank by a former executive who was unable to fully repay his loan; Mr. Hicks denied this obligation. In October 2002, the bank sold the note to an affiliate of a collection agency (the collection agency and the affiliate are collectively referred to as “the collection agency”). Although the bank informed the collection agency in July 2003 of the bank’s conclusion that Mr. Hicks was not obligated under the former executive’s promissory note issued to the bank, the collection agency commenced litigation in September 2003 in federal court in Tennessee to collect the remaining balance of approximately $350,000 on the note and named Mr. Hicks as a defendant. On motion by Mr. Hicks, the court action was stayed, and Mr. Hicks commenced an arbitration proceeding against the collection agency in October 2003, seeking an order that he had no liability under the note and asserting claims for damages. The bank was added as a party in March 2004.
     The bank repurchased the note from the collection agency in December 2003 and resold the note to another third party in February 2004, so that Mr. Hicks’ obligation to repay the note was no longer at issue. The remaining claims included, among others, claims by the bank against Mr. Hicks for costs and expenses of collection of the loan, claims by the collection agency against Mr. Hicks for abuse of process and tortious interference with the relationship between the bank and the collection agency and claims by Mr. Hicks against the bank for breach of fiduciary duty and fraud, and against the collection agency for abuse of process and defamation. Mr. Hicks also commenced litigation in Colorado state court against the other parties, as well as two individuals affiliated with the collection agency (together with the collection agency, the “collection agency parties”), based on similar claims. That case was removed to federal court by the defendants. Mr. Hicks later filed an amended complaint against the collection agency parties in federal district court for abuse of process, defamation and intentional infliction of emotional distress. The federal district court determined that Mr. Hicks’ claims should be submitted to the arbitration proceeding, but in January 2005, the arbitrator stayed Mr. Hicks’ federal court claims and the collection agency’s claims against Mr. Hicks for abuse of process and tortious interference until after consideration of the other pending claims. An arbitration hearing was held in February 2005 on the other claims submitted by the parties.
     In April 2005, the arbitrator ruled that the collection agency was liable to Mr. Hicks in the amount of $400,000 for emotional distress and other maladies as well as attorneys’ fees in the amount of $15,587 with interest as a result of the collection agency’s abuse of process in initiating the action in federal court in Tennessee. The arbitrator determined that the bank had no liability.
     Mr. Hicks has not been paid the arbitration award. The collection agency sought reconsideration of the ruling by the arbitrator, who denied the request. Mr. Hicks filed a motion with the federal district court to confirm the arbitration award, and the court confirmed the award on October 26, 2005. The collection agency filed a notice of appeal in connection with the federal district court’s confirmation of the arbitration award entered in favor of Mr. Hicks. Counsel for Mr. Hicks has advised us that Mr. Hicks has filed a motion to dismiss the notice of appeal because several claims remain unresolved by the court and the district court did not certify its ruling for appeal. The collection agency filed its appeal brief on June 8, 2006. Mr. Hicks’ brief is currently due on July 26, 2006.
     The hearing on the remaining matters in the arbitration was held from February 28, 2006 through March 3, 2006. The arbitrator who heard these claims died unexpectedly a few days after the arbitration hearing was complete. A new arbitrator has been appointed. The next hearing was scheduled for June 12, 2006, but was continued. No new hearing date has been set.
     Our determination to indemnify Mr. Hicks was based on, among other things, the fact that the dispute related to Mr. Hicks’ efforts and personal financial commitment to provide funds to us in December 1999, without which we likely would not have remained viable. Mr. Hicks has advised us that he intends to reimburse us for all indemnification expenses we have incurred and continue to incur, from the proceeds of any final award paid to him, net of any income taxes payable by him resulting from the award.
     By a letter to the Board of Directors dated February 13, 2006, one of the collection agency parties made allegations directed at us, Mr. Hicks, the attorneys representing Mr. Hicks in the arbitration and the late arbitrator. The principal allegations appear to be that we, Mr. Hicks and the attorneys conspired to enter into an illegal arrangement with an account officer of the bank whose loan was the initial subject of the arbitration, without the bank’s knowledge, that enabled us to indirectly obtain funds from the bank and, in conspiracy with the late arbitrator, prevented the collection agency parties from reporting the alleged conduct to government authorities. The collection agency party threatened suit if it is not paid $10.3 million.
     We believe these allegations are absurd and completely without merit. To our knowledge, the collection agency parties have not sought to assert any such “claims” against us in the arbitration. We will vigorously contest any litigation that may be brought against us by the collection agency parties.

PROPOSAL TO AMEND AND RESTATE
THE HEALTH GRADES, INC. 1996 EQUITY COMPENSATION PLAN
     The Board of Directors has adopted, subject to stockholder approval, the amendment and restatement of the Health Grades, Inc. 1996 Equity Compensation Plan (the “1996 Plan”). If the stockholders approve the proposed amendment and restatement, the 1996 Plan thereafter will be named as the Health Grades, Inc. 2006 Equity Compensation Plan which, in its proposed amended and restated form, is referred to below as the “amended Plan” or the “Plan.” The Board of Directors has directed that the proposal to approve the amended Plan be submitted to our stockholders for their approval at the annual meeting.
     The Plan reflects amendments that, among other things:
(i)	Extend the term of the Plan to the day immediately preceding the tenth anniversary of the effective date of the amendment and restatement (the “Effective Date”), which will be the date of stockholder approval, provided that such approval must be obtained no later than September 30, 2006;

(ii)	Provide for the grants of (i) awards of shares of our common stock with or without restrictions (“Stock Awards”), (ii) units representing hypothetical, or “phantom” shares of common stock (“Stock Units”), (iii) stock appreciation rights with respect to shares of common stock (“Stock Appreciation Rights” or “SARs”) and (iv) other stock-based awards, as described below. Such grants are in addition to the grants, previously authorized under the 1996 Plan, of (i) options to purchase common stock that are intended to meet the requirements of Section 422 of the Internal Revenue Code (the “Code”) (“Incentive Stock Options”) and (ii) options to purchase common stock that are not intended to meet the requirements of Section 422 of the Code (“Nonqualified Stock Options,” and, together with “Incentive Stock Options,” “Options”);

(iii)	Maintain the total number of shares issuable under the Plan (including 7,775,883 shares issuable under outstanding Options previously granted under the 1996 Plan, as described in more detail below);

(iv)	Clarify that the Non-Executive Officer Grant Committee (as defined below) may not grant options that are intended to be exempt from the tax deduction limitation of Section 162(m) of the Code as “performance-based compensation”;

(v)	Prohibit the repricing of Options unless stockholders approve such repricing;

(vi)	Make other clarifying and updating changes.

The maximum number of shares that may be issued under the Plan is 13,000,000 shares. This maximum number of authorized shares includes shares to be issued pursuant to the outstanding grants under the 1996 Plan, but does not include shares previously issued pursuant to the exercise of Options under the 1996 Plan. No grantee may receive grants of Options, Stock Awards, Stock Units, SARs or other stock-based awards (collectively, “Grants”) for more than an aggregate of 750,000 shares of common stock during any calendar year.
     The 1996 Plan currently provides grants of options to: (i) designated employees (including employees who are also officers or directors) of ours and our subsidiaries, (ii) certain consultants and advisors to us or our subsidiaries and (iii) non-employee members of the Board of Directors (“Non-Employee Directors”).
     The 1996 Plan authorizes up to 13,000,000 shares of our common stock for issuance thereunder. In addition, the maximum aggregate number of shares of common stock that may be granted to any individual during any calendar year may not exceed 2,000,000 shares. Of the 13,000,000 shares of common stock authorized under the 1996 Plan, 3,484,755 shares have previously been issued, 7,775,883 shares are subject to outstanding Options and 1,739,362 shares remain available for future issuance. As noted above, shares subject to outstanding Options and shares remaining available for future issuance under the 1996 Plan are included in the 13,000,000 shares to be authorized for issuance under the amended Plan if stockholder approval is obtained for the proposed amendment and restatement.
     Approval of the amended Plan by the stockholders will enable us to continue to include equity based compensation as a component of executive and non-executive compensation. Moreover, the Board of Directors believes that approval of the amended Plan will provide more flexibility in providing equity-based awards, because such awards will not be limited to Options, as is currently the case under the 1996 Plan. The diversity of equity awards authorized by the amended Plan will enhance our ability to include equity-based awards as a meaningful component of executive compensation that can be utilized to provide long-term incentives for the performance of our executive officers and their continued employment with us. Moreover, we would have more flexibility in fashioning equity awards to address compensatory trends without the need to further amend the Plan.
     The material terms of the Plan, as proposed to be amended, are summarized below. A copy of the full text of the amended Plan is attached to this proxy statement as Appendix A. This summary is not intended to be a complete description of the amended Plan and is qualified in its entirety by the actual text of the amended Plan, to which reference is made.
Material Features of the Plan
     General. As noted above, subject to certain adjustments, the maximum number of shares of common stock that may be issued under the Plan is 13,000,000 shares and the maximum number of shares that may be subject to grants made to any grantee during any calendar year is 750,000 shares. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent any Stock Awards, Stock Units or other stock-based awards granted under the Plan are forfeited, terminated or otherwise not paid in full, the shares subject to such grants will again be available for issuance under the Plan.
     Administration of the Plan. The Plan will be administered and interpreted by the Board of Directors or one or more committees of not less than two persons appointed by the Board of Directors from among its members, each of whom must be an “outside director” as defined by Section 162(m) of the Code. The Board of Directors or such committee is referred to as the “Committee.” The Compensation Committee of the Board of Directors currently serves as the Committee except to the limited extent described below with respect to the “Non-Executive Officer Grant Committee,” which may make some or all Grants to persons who are not members of the Board of Directors or executive officers; such Grants are not intended to comply with the requirements of section 162(m) of the Code. The Non-Executive Officer Grant Committee only has limited authority, and references in the Plan to the “Committee” include the Non-Executive Officer Grant Committee only with respect to the approval of Grants subject to the limitations described below.
     The Committee has the sole authority to determine (i) persons to whom Grants may be made under the Plan, (ii) the type, size and terms of each Grant, (iii) the time when the Grants will be made, (iv) amendment of terms of any previously issued Grant and (v) any other matters arising under the Plan.
     The Committee has full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion.
     Grants. All Grants are subject to the terms and conditions set forth in the Plan and to those other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the designated grantees. Grants under the Plan need not be uniform as among other recipients of the same type of Grant.
     Eligibility for Participation. All employees and Non-Employee Directors of us or our subsidiaries (if any) are eligible to participate in the Plan. A consultant or advisor to us or any of our subsidiaries (“Advisor”) is eligible to participate in the Plan if the Advisor renders bona fide services to us or our parents or subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Advisor does not directly or indirectly promote or maintain a market for our securities.
     The Committee is responsible for selecting the employees, Non-Employee Directors and Advisors to receive Grants and for determining the number of shares of common stock subject to each Grant. Assuming stockholder approval of the proposed amendment and restatement, 110 employees and 3 Non-Employee Directors would be eligible for Grants under the Plan based on the number of employees on the Record Date and assuming that all Board of Directors’ nominees for election as directors are elected by the stockholders.

     Options. The Committee may grant Options to any participant in the Plan. However, only employees of ours or our subsidiaries may receive Incentive Stock Options.
     The Committee fixes the Option price per share at the date of grant. The Option price per share of any Option granted under the Plan may not be less than the fair market value of an underlying share of common stock on the date of grant. However, if the grantee of an Incentive Stock Option is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the Option price per share of an Incentive Stock Option must be at least 110% of the fair market value of a share of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which incentive stock options granted under the Plan and any of our other plans becomes exercisable for the first time by a grantee during any calendar year exceeds $100,000, such Incentive Stock Options, to the extent of such excess, must be treated as Nonqualified Stock Options. Currently, the measure of fair market value of a share of common stock on a particular date is the closing sale price of a share of common stock as reported on the Nasdaq Stock Market on that date. On June 20, 2006 the closing price per share of our common stock, as reported on Nasdaq, was $3.04.
     The Committee determines the term of each Option, which may not exceed ten years from the date of grant or, if the grantee of an Incentive Stock Option is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, five years from the date of grant. Options become exercisable in accordance with terms and conditions consistent with the Plan, as may be determined by the Committee as specified in the grant instrument, which is the agreement setting forth the terms of the Grant. The Committee may, at any time, accelerate the exercisability of any stock option.
     A grantee may exercise an Option by delivering notice of exercise to the Committee. The grantee must pay the Option price as specified by its Committee (i) in cash, (ii) with the approval of the Committee, by delivering shares of common stock already owned by the grantee for the period necessary to avoid adverse accounting consequences to us and having a fair market value on the date of exercise equal to the Option price, (iii) through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or (iv) by such other mode of payment as the Committee may approve. The grantee must pay the Option price and the amount of any federal, state or local withholding tax due in connection with such a stock option exercise, by the time specified by the Committee, but in all cases prior to the issuance of the underlying shares.
     Termination of Stock Options as a Result of Termination of Employment, Disability or Death. If a grantee ceases to serve as an employee, director, consultant or advisor to us or our subsidiaries for any reason other than disability, death or termination for cause, the grantee’s Options will terminate 90 days following the date on which he or she ceases to be employed by or providing service to us or our subsidiaries.
     If the grantee’s employment or service ceases due to termination by us for Cause (as defined in the Plan), the grantee’s Options will terminate immediately. In addition, notwithstanding any other provisions in the Plan, if the Committee determines that the grantee has engaged in conduct that constitutes Cause at any time while the grantee is employed by, or providing service to us or our subsidiaries or after the grantee’s termination of employment or service, any Option held by the grantee will terminate immediately, and the grantee will automatically forfeit all shares underlying any exercised portion of an Option for which we have not yet delivered the share certificates, upon refund by us of the exercise price paid by the grantee for such shares. Upon any exercise of an Option, we may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture for cause.
     If the grantee’s employment or service ceases because the grantee becomes disabled within the meaning of Section 22(e)(3) of the Code, within the meaning of the Company’s long-term disability plan, or as otherwise determined by the Committee, the grantee’s Options will terminate one year following the date on which he or she ceases to be employed by or providing service to us or our subsidiaries.
     In the event of the death of a grantee while employed by or providing service to us or our subsidiaries or within 90 days after he or she ceases to be employed by or providing service to us or our subsidiaries, the grantee’s personal representative may exercise the Options until one year following the date he or she ceases to be employed or providing services to us or our subsidiaries.
     In each case described above, however, the Committee may specify a different Option termination date, but in no event may any Option terminate after the date of expiration of the Option term. Options that are not otherwise exercisable as of the date on which the grantee ceases to be employed by, or provide service to, us or our subsidiaries will terminate as of such date.
     Stock Awards. The Committee may grant shares of common stock, with or without restrictions, as a Stock Award to any participant in the Plan. The grant instrument relating to a Stock Award will provide for a period during which the Grant will remain subject to restrictions, if any, including restrictions on transferability. During the restriction period, a grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of common stock to which the restriction period applies, except as provided by the Committee.
     Unless the Committee determines otherwise, during the restriction period, a grantee has voting rights and the right to receive dividends with regard to shares issued under a Stock Award, subject to any restrictions deemed appropriate by the Committee. If, during the restriction period, a grantee ceases to be employed by or provide services to us and our subsidiaries, the Stock Award will terminate with respect to all shares covered by the Grant as to which the restriction has not lapsed, and those shares will be forfeited by the grantee. All restrictions imposed under the Stock Award grant lapse upon the expiration of the applicable restriction period. The Committee may determine as to any or all Stock Awards that all restrictions will lapse under such other circumstances as it deems appropriate without regard to any restriction period.

     Stock Units. The Committee may grant Stock Units to any participant in the Plan. Each Stock Unit will represent the right of a grantee to receive an amount based on the value of a share of our common stock, if specified performance goals or other conditions are met, or under other circumstances, as determined by the Committee. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee.
     If the grantee ceases to be employed by, or provide service to, us or our subsidiaries during a specified period, or if other conditions established by the Committee are not met, the grantee’s Stock Units will be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
     Payments with respect to Stock Units will be made in cash, in common stock, or in a combination of the two, as determined by the Committee.
     Stock Appreciation Rights (SARs). The Committee may grant SARs to any participant in the Plan. The Committee will establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR must be equal to or greater than the fair market value of a share of our common stock as of the date of grant of the SAR.
     An SAR will be exercisable during the period specified by the Committee in the grant instrument and will be subject to such vesting and other restrictions as may be specified in the grant instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the grantee is employed by, or providing service to, us or our subsidiaries or during the applicable period after termination of employment or service described above with respect to Options.
     When a grantee exercises SARs, the grantee will receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the fair market value of the underlying common stock on the date of exercise of the SAR exceeds the base amount of the SAR described above.
     The Committee will determine whether the appreciation in an SAR will be paid in the form of cash, shares of common stock, or a combination of the two, in such proportion as the Committee deems appropriate.
     Other Stock-Based Awards. The Committee may grant other stock-based awards, which are awards (other than those described above) that are based on, measured by or payable in common stock to any participants of the Plan, on such terms and conditions as the Committee will determine. Other stock-based awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, common stock or any combination of the foregoing, as the Committee will determine.
     Qualified Performance-Based Compensation. In order to preserve the deductibility of certain compensation for the Chief Executive Officer and certain other executive officers, the Committee may determine that Stock Awards, Stock Units and other stock-based awards granted to an employee will be considered “qualified performance-based compensation” under section 162(m) of the Code. The Committee may also grant Options and SARs under which the exercisability of the Options is subject to achievement of performance goals.
     When Stock Awards, Stock Units and other stock-based awards that are to be considered “qualified performance-based compensation” are granted, the Committee must establish in writing (A) the objective performance goals that must be met, (B) the performance period during which performance will be measured, (C) the maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The Committee must establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals must satisfy the requirements for “qualified performance-based compensation” under the Code. The Committee will not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.
     The Committee will use objectively determinable performance goals for any Grants that are to be qualified performance based compensation, based on the criteria set forth in the Plan. The Committee will certify the performance results for each performance period after the announcement of our financial results for the performance period. The Committee will determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the grant instrument. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units and other stock-based awards for the performance period will be forfeited or will not be made, as applicable.
     The Committee may provide in the grant instrument that Grants of qualified performance-based compensation described above will be payable or restrictions on such Grants will lapse, in whole or in part, in the event of the grantee’s death or disability, a Change of Control (as defined in the Plan), or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.
     Non-Executive Officer Grant Committee. The Non-Executive Officer Grant Committee may make Grants only in connection with the hiring of new, non-executive employees, or in connection with the promotion of employees to non-executive officer positions. Subject to certain adjustments, the Non-Executive Officer Grant Committee may, in any calendar quarter, make Grants covering an aggregate maximum of 300,000 shares. In addition, the maximum number of shares of common stock underlying a Grant to any individual employee by the Non-Executive Grant Committee may not exceed 75,000 shares of common stock during any calendar year. If the Grant covers Options, it must have an exercise price at least equal to the fair market value on the date of grant and may not have a term exceeding ten years. Such Options will be Incentive Stock Options to the extent permissible under the Code. Currently, Kerry R. Hicks, our Chairman, President and Chief Executive Officer, serves as the Non-Executive Officer Grant Committee.

     Restrictions on Transferability of Grants. Except as described below, only the grantee may exercise rights under a Grant during the grantee’s lifetime. A grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order or otherwise as permitted by the Committee. When a grantee dies, the personal representative or other person entitled to succeed to the rights of the grantee may exercise such rights. Any such successor must furnish proof satisfactory to us of his or her right to receive the Grant under the grantee’s will or under the applicable laws of descent and distribution.
     Notwithstanding the foregoing, the Committee may provide, in a grant instrument, that a grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the grantee receives no consideration for the transfer of an Option and the transferred Option will continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
     Change of Control Provisions. In the event of a “Change of Control” (as defined in the Plan), unless the Committee determines otherwise, (i) all outstanding Options and SARs will automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards will immediately lapse, and (iii) all Stock Units and other stock-based awards will be paid at their target value, or in such other amounts as the Committee may determine.
     Notwithstanding the foregoing, the Committee may also do one of the following: (i) require that grantees surrender their outstanding Options and SARs in exchange for one or more payments by us, in cash or common stock as determined by the Committee, (ii) after giving grantees a period of at least ten days to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that all outstanding Grants that are not exercised or remain in effect after the Change of Control will be assumed by or replaced with comparable grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).
     The Committee making such determinations must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the Committee as in effect after the Change of Control will not have discretion to vary the automatic provisions relating to a Change of Control or, if applicable, the determinations made by the Committee immediately before the Change of Control.
     Amendment and Termination of the Plan. The Board of Directors may amend or terminate the Plan at any time unless stockholder approval is required by applicable laws or regulations. Nevertheless, without prior approval by stockholders, the Committee may not reprice Options, nor may the Board of Directors amend the Plan to permit repricing of Options. If Stock Awards, Stock Units and other stock-based awards are granted as “qualified performance-based compensation,” the Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions regarding such “qualified performance-based compensation,” if additional Grants are to be made under such provisions and if required by section 162(m) of the Code or relevant regulations.
     The Plan will terminate on the day immediately preceding the tenth anniversary of the Effective Date unless terminated earlier by the Board of Directors or extended by the Board of Directors with approval of the stockholders.
     Amendment and Termination of Outstanding Grants. The Committee may revoke any Grant if it is contrary to applicable law, or modify a Grant to bring it into compliance with valid and mandatory government regulation. An outstanding Grant may be amended by our agreement with the grantee consistent with the Plan. The termination of the Plan will not impair the power and authority of the Committee with respect to an outstanding Grant. Subject to the foregoing, a termination or amendment of the Plan that occurs after a Grant is made will not materially impair the rights of a grantee unless the grantee consents.
     Adjustment Provisions. If there is any change in the number or kind of shares of common stock outstanding by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of such shares, or our involvement in a merger, reorganization or consolidation, reclassification or change in the par value, any other extraordinary or unusual event affecting our outstanding common stock as a class without our receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number and kind of shares of common stock available for Grants, the individual limit for any single participant, the share limitations pertaining to actions by the Non-Executive Officer Grant Committee and the number and kind of shares and price per share subject to outstanding Grants, will be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of common stock.
     Under the 1996 Plan, from the inception of the 1996 Plan through the Record Date, we have made the following Option grants net of cancellations: Kerry R. Hicks, 2,289,823 shares, J.D. Kleinke, 300,000 shares, David G. Hicks, 1,229,940 shares, Sarah Loughran, 1,016,369 shares; Allen Dodge 663,500 shares, John R. Morrow, 250,000 shares, current executive officers as a group, 5,749,632 shares; current Non-Employee Directors as a group 620,581 shares; and all other current employees as a group, 4,220,355 shares.
     The following table sets forth information regarding the Grants of restricted stock that are expected to be made after the annual meeting if the stockholders approve the amended Plan.

NEW PLAN BENEFITS
Health Grades, Inc. 2006 Equity Compensation Plan

Number of Shares to
Name and Position	be Granted (1)
Kerry R. Hicks Chief Executive Officer	471,348
David G. Hicks Executive Vice President	130,000
Sarah Loughran Executive Vice President	172,136
Allen Dodge Senior Vice President — Finance and Chief Financial Officer	115,000
Executive Officers as a group	888,484
Non-executive Directors as a group	32,640 (2)
Non-executive officer employees as a group	490,000

(1)	The amounts set forth in the table include 1,203,484 shares of restricted stock that will be granted under a performance grant program (the “Performance Grant”) and will vest only upon the achievement of performance conditions described below or upon a change of control. The Performance Grant will be made to the following persons and groups and in the following amounts: Mr. Kerry Hicks, 431,348 shares; Mr. David Hicks, 115,000 shares; Ms. Loughran, 157,136 shares; Mr. Dodge, 100,000 shares; executives officers as a group, 803,484 shares; employees who are not executive officers, 400,000 shares. The restricted stock grants for non-executive officer employees are to be made by the Committee at some future time or times following consideration of management recommendations. It is possible that some of these shares of restricted stock may be issued to persons who become executive officers in the future.

The restricted shares underlying the Performance Grant will vest in 25% increments on the achievement of each of the following performance goals:

(a) Achievement of annual revenues of $60 million;

(b) Achievement of annual revenues of $80 million;

(c) Achievement of operating income of $18 million and 30 percent operating margin; and

(d) Achievement of operating income of $25 million and 30 percent operating margin.

In addition, in the event of a change of control, the shares underlying the Performance Grant will vest as follows:

The percentage of
Shares underlying the
Performance Grant
If a change of control occurs:	that will vest is:
Within six months following the date of the award	25%
More than six months but less than one year following the date of the award	50%
More than one year but less than two years following the date of the award	75%
More than two years following the date of the award	100%
However, if, in connection with the change of control, our stockholders receive consideration of at least $8.00 per share, all shares underlying the Performance Grant will vest.

Other shares listed opposite the names of the executive officers, the executive officers as a group and the non-executive officer employee group constitute an anticipated grant that will vest over a four year period (10% in 2007, 20% in 2008, 30% in 2009 and 40% in 2010).
(2)	See “Corporate Governance — Compensation of Directors.”
Federal Income Tax Consequences
     The federal income tax consequences arising with respect to Grants under the Plan will depend on the type of the Grant. The following provides only a general description of the application of federal income tax laws to certain Grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to grantees in the Plan, as the consequences may vary with the types of Grants made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.
     From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares of common stock. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of common stock are sold. As a general rule, we will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.
     Exceptions to these general rules may arise under the following circumstances: (i) if shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted a stock option that qualifies as an Incentive Stock Option, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of such stock option are held for a period longer than both (A) one year from the date of exercise and (B) two years from the date of grant; (iii) we will not be entitled to a tax deduction for compensation attributable to Grants given to our Chief Executive Officer and certain of our named executive officers, if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million, and (iv) a grantee’s Grant may be subject to a 20% excise tax in addition to ordinary income tax inclusion at the time a Stock Unit becomes vested, plus interest, even if the grantee has received no cash or stock in settlement of the award, if the Stock Unit constitutes “deferred compensation” under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.
     The Plan provides that we have the right to require the grantee of any Grant under the Plan to pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to such Grants. We may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy our withholding obligation by having shares acquired pursuant to the Grant withheld, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AMEND AND RESTATE THE HEALTH GRADES, INC. 1996 EQUITY COMPENSATION PLAN.

PERFORMANCE GRAPH
     The graph below compares the five-year annual percentage change in total stockholder return for our common stock with the CRSP Index for the Nasdaq Stock Market (US companies) (“Nasdaq Stock Market (US)”) and the CRSP Index for Nasdaq Computer & Data Processing Stocks (“Nasdaq Computer & Data Processing Index”).
     This graph assumes an investment of $100 in Company common stock, the Nasdaq Stock Market (US) and the Nasdaq Computer & Data Processing Index on December 29, 2000, and covers the period from December 29, 2000 through December 30, 2005. Dividend reinvestment has been assumed.

	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/30/2005
Health Grades, Inc.	$100.00	$20.37	$8.73	$174.57	$843.76	$1838.81

Nasdaq Stock Market (US)	$100.00	$79.32	$54.84	$81.99	$89.23	$91.12

Nasdaq Computer & Data Processing Index	$100.00	$80.53	$55.53	$73.15	$80.57	$83.30

INFORMATION CONCERNING INDEPENDENT AUDITORS
     The Audit Committee has selected Grant Thornton LLP to serve as our independent auditors for 2006. Representatives of Grant Thornton LLP are expected to be present at the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires that, if a company has a class of securities registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), its officers and directors, and beneficial owners of more than ten percent of the registered class of securities must file reports of ownership of the Company’s securities and changes of ownership with the Securities and Exchange Commission.
     Based solely on our review of the Section 16(a) reports furnished to us during or with respect to 2005, we believe that all filings required to be made during 2005 were made on a timely basis, except that Essex Woodlands Health Ventures Fund IV, L.P., formerly a holder of more than 10% of our common stock, reported one transaction after the applicable due date.
ADVANCE NOTICE PROCEDURES
     In accordance with our by-laws, notice relating to nominations for director or proposed business to be considered at the 2007 annual meeting of stockholders must be given no earlier than April 25, 2007 nor later than May 25, 2007. These requirements do not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor do they apply to questions a stockholder may wish to ask at the meeting. Stockholders may request a copy of the by-law provisions discussed above from the Secretary, Health Grades, Inc., 500 Golden Ridge Road, Suite 100, Golden, Colorado 80401.
STOCKHOLDER PROPOSALS
     Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. Any proposal that an eligible stockholder desires to have presented at the 2007 annual meeting of stockholders concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting will be included in our proxy statement and related proxy card if we receive it no later than February 26, 2007.

SOLICITATION OF PROXIES
     We will pay the cost of solicitation of proxies for the annual meeting. In addition to the mailing of the proxy material, such solicitation may be made, without extra compensation, in person or by telephone or telecopy by our directors, officers or regular employees. We may also retain a proxy solicitation firm to assist in the solicitation of proxies.
ANNUAL REPORT ON FORM 10-K
     We will provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of our Annual Report on Form 10-K (excluding exhibits) as filed with the Securities and Exchange Commission for our most recent fiscal year. Such written request should be directed to Allen Dodge, Senior Vice President — Finance, Chief Financial Officer and Secretary, at the address of Health Grades appearing on the first page of this proxy statement.
     The above Notice and Proxy Statement are sent by order of the Board of Directors.

Allen Dodge
Senior Vice President – Finance, Chief Financial
Officer and Secretary

June 26, 2006

Appendix A
HEALTH GRADES, INC.
2006 EQUITY COMPENSATION PLAN
HEALTH GRADES, INC.
2006 EQUITY COMPENSATION PLAN
     The purpose of the Health Grades, Inc. 2006 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Health Grades, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.
     The Plan is an amendment and restatement of the Health Grades, Inc. 1996 Equity Compensation Plan. The Plan, as amended herein, shall be effective when approved by the stockholders of the Company, provided that such approval is obtained no later than September 30, 2006. Outstanding grants under the 1996 Equity Compensation Plan will continue in effect according to their terms.
     Section 1. Definitions
     The following terms shall have the meanings set forth below for purposes of the Plan:
          (a) “Board” shall mean the Board of Directors of the Company.
          (b) “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition or non-solicitation agreement between the Grantee and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.
          (c) “Change of Control” shall be deemed to have occurred in accordance with the Grant Instrument or, if no definition of Change of Control is contained in the Grant Instrument, if:

                    (i) After the Effective Date, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the voting power of the then outstanding securities of the Company, except where the acquisition is approved by the Board; provided that, with respect to any stockholder that, as of the Effective Date, is such a beneficial owner of more than 10% of the voting outstanding securities of the Company, a change of control shall be deemed to occur if such stockholder becomes a beneficial owner, directly or indirectly, of securities of the Company representing 35% of the then outstanding securities of the Company, except where the acquisition is approved by the Board;
                    (ii) The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, and on a pro rata basis substantially equivalent to their respective beneficial ownership of voting securities immediately prior to the merger or consolidation, shares entitling such stockholders to a majority of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company;
                    (iii) Any person has commenced a tender offer or exchange offer for 10% or more of the voting power of the then outstanding shares of the Company; or
                    (iv) After this Plan is approved by the stockholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.
          (d) “Code” shall mean the Internal Revenue Code of 1986, as amended.
          (e) “Committee” shall mean the Board or the committee that administers the Plan, as described in Section 2.
          (f) “Company” shall mean Health Grades, Inc. and shall include its successors.
          (g) “Company Stock” shall mean a share of common stock of the Company.
          (h) “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee, or as otherwise determined by the Committee.

          (i) “Effective Date” shall mean the date on which the stockholders approve the amendment and restatement of the Company’s 1996 Equity Compensation Plan.
          (j) “Employee” shall mean an employee of the Company or a subsidiary of the Company.
          (k) “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to other Grants, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor or member of the Board), unless the Committee determines otherwise with respect to a Key Advisor.
          (l) “Employer” shall mean the Company and its subsidiaries and other related entities, as determined by the Committee.
          (m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          (n) “Executive Officer” shall have the same meaning as under Rule 3b-7 of the Exchange Act.
          (o) “Exercise Price” shall mean the purchase price of Company Stock subject to an Option.
          (p) “Fair Market Value” shall mean:
                    (i) If Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or Nasdaq, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not listed on a national securities exchange or Nasdaq, the last reported sale price on the OTC Bulletin Board on the relevant date or, if there were no trades on that date, the latest preceding date (but no earlier than five days preceding the relevant date) upon which a sale was reported, or (z) if the Company Stock is not listed on a national securities exchange or Nasdaq, and if transaction information is not available on the OTC Bulletin Board, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Pink Sheets LLC’s Electronic Quotation System or, if not so reported, as reported in a recognized financial reporting service, as applicable and as the Committee determines.
                    (ii) If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.
          (q) “Grant” shall mean a grant of Options, SARs, Stock Awards, Stock Units or Other Stock-Based Awards under the Plan.

          (r) “Grant Instrument” shall mean the agreement that sets forth the terms of a Grant, including any amendments.
          (s) “Grantee” shall mean an Employee, Non-Employee Director or Key Advisor who receives a Grant under the Plan.
          (t) “Incentive Stock Option” shall mean an option to purchase Company Stock that is intended to meet the requirements of section 422 of the Code.
          (u) “Key Advisor” shall mean a consultant or advisor of the Company or a subsidiary of the Company.
          (v) “1996 Plan” means the Health Grades, Inc. 1996 Equity Compensation Plan, as in effect before the Effective Date.
          (w) “Non-Employee Director” shall mean a member of the Board who is not an Employee.
          (x) “Non-Executive Officer Grant Committee” shall mean the Committee described in Section 2(d).
          (y) “Nonqualified Stock Option” shall mean an option to purchase Company Stock that is not intended to meet the requirements of section 422 of the Code.
          (z) “Option” shall mean an Incentive Stock Option or Nonqualified Stock Option granted under the Plan, as described in Section 6.
          (aa) “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Company Stock, as described in Section 10.
          (bb) “SAR” shall mean a stock appreciation right with respect to a share of Company Stock, as described in Section 9.
          (cc) “Stock Award” shall mean an award of a share of Company Stock, with or without restrictions, as described in Section 7.
          (dd) “Stock Unit” shall mean a unit that represents a hypothetical share of Company Stock, as described in Section 8.
     Section 2. Administration
          (a) Committee. The Plan shall be administered and interpreted by the Board or by one or more committees appointed by the Board. To the extent that the Board or a committee makes or administers Grants, as applicable, references in the Plan to the “Committee” shall be deemed to refer to such Board or committee. The Board shall approve and administer all Grants made to Non-Employee Directors. The Committee that administers the Plan with respect to Grants to executive officers of the Company shall consist solely of two or more Board members who are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act. The Committee that administers the Plan with respect to Grants that are intended to comply with the requirements of section 162(m) of the Code shall consist of two or more Board members who are “outside directors” as defined in section 162(m) of the Code. The Board may appoint a separate Non-Executive Officer Grant Committee, as described in subsection (d) below, to make some or all Grants to persons who are not members of the Board or executive officers, and which are not intended to comply with the requirements of section 162(m) of the Code. The Non-Executive Officer Grant Committee shall have only the authority set forth in subsection (d), and references in the Plan to the “Committee” shall include the Non-Executive Officer Grant Committee only with respect to the approval of Grants as described in subsection (d). The Board may ratify or approve any Grants as it deems appropriate.
          (b) Committee Authority. Subject to subsection (d) below, the Committee shall have the sole authority to (i) determine the individuals to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 16 below, and (v) deal with any other matters arising under the Plan.
          (c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
          (d) Non-Executive Officer Grant Committee. The Board may establish a Non-Executive Officer Grant Committee, which shall have the power, solely with respect to Employees who are not executive officers of the Company, to make Grants under the Plan, subject to the following terms and limitations:
                    (i) The Non-Executive Officer Grant Committee may make Grants only in connection with the hiring of new Employees who are not executive officers of the Comapny or in connection with the promotion of employees to non-executive officer positions.
                    (ii) The maximum number of shares of Company Stock underlying Grants made to any individual Employee by the Non-Executive Officer Grant Committee may not exceed 75,000 shares in any calendar year, subject to adjustment as described in Section 4(d).

                    (iii) When granting Options, the Non-Executive Officer Grant Committee shall grant Incentive Stock Options to the extent permissible under the Code; otherwise, such Options shall be Nonqualified Stock Options.
                    (iv) The Non-Executive Officer Grant Committee may set such vesting terms with respect to Grants as it deems appropriate.
                    (v) The Exercise Price per share of any Options granted by the Non-Executive Officer Grant Committee shall be at least equal to the Fair Market Value of a share of Company Stock on the date of grant.
                    (vi) The Non-Executive Officer Grant Committee may provide for an Option term shorter than ten years.
                    (vii) In all other respects, the Grants made by the Non-Executive Officer Grant Committee shall be governed by the terms of the Grant Instruments in the form then authorized by the Committee that otherwise administers the Plan.
                    (viii) The Non-Executive Officer Grant Committee’s powers shall be as enumerated in this Section. The Non-Executive Officer Grant Committee shall not otherwise perform the functions of the Committee under this Plan.
                    (ix) The Committee that otherwise administers the Plan may also make Grants to non-executive officer Employees in accordance with the provisions of the Plan.
                    (x) The maximum number of shares underlying Grants made by the Non-Executive Officer Grant Committee in any calendar quarter shall not exceed 300,000 shares, subject to adjustment as described in Section 4(d).
                    (xi) The Non-Executive Officer Grant Committee may not make Grants that are intended to be exempt from the tax deduction limitation of section 162(m) of the Code as “performance-based compensation.”
     Section 3. Grants
     Awards under the Plan may consist of grants of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9, and Other Stock-Based Awards as described in Section 10. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Grantees.

     Section 4. Shares Subject to the Plan
          (a) Shares Authorized. Subject to adjustment as described in subsection (d) below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan is 13,000,000 shares. The maximum number of authorized shares includes shares to be issued or transferred pursuant to outstanding grants under the 1996 Plan as of the Effective Date, but does not include shares issued pursuant to the exercise of grants under the 1996 Plan that occur prior to the Effective Date.
          (b) Source of Shares; Share Counting. Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited, terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan.
          (c) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock that may be subject to Grants made under the Plan to any individual during any calendar year shall be 750,000 shares, subject to adjustment as described in subsection (d) below. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate on or immediately before the date of payment.
          (d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the maximum number of shares of Company Stock underlying Options that may be granted by the Non-Executive Officer Grant Committee per calendar year to any individual or in the aggregate per calendar quarter, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

     Section 5. Eligibility for Participation
          (a) Eligible Persons. All Employees and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.
          (b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.
     Section 6. Options
     The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor, upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:
          (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.
          (b) Type of Option and Price.
                    (i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its subsidiary corporations, as defined in section 424 of the Code. No Incentive Stock Options may be granted after the date that is the day before the 10th anniversary of the Effective Date. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.
                    (ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. If an Incentive Stock Option is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company, as defined in section 424 of the Code, the Exercise Price per share may not be less than 110% of the Fair Market Value of Company Stock on the date of grant.
          (c) Option Term. The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any subsidiary of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

          (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
          (e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
          (f) Termination of Employment, Disability or Death.
                    (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer as an Employee, Key Advisor or member of the Board.
                    (ii) In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, or termination for Cause, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
                    (iii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.
                    (iv) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
                    (v) If the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 6(f)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
          (g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (w) in cash, (x) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (y) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (z) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.
          (h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or subsidiary, as defined in section 424 of the Code.
     Section 7. Stock Awards
     The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:
          (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”
          (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award.
          (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
          (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a successor under Section 13(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend pertaining to the restrictions in the Grant removed from the stock certificate covering shares subject to restrictions when the applicable restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until the restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock Awards until the restrictions on such shares have lapsed.
          (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.
          (f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.
     Section 8. Stock Units
     The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee, Non-Employee Director or Key Advisor, upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:
          (a) Crediting of Units. Each Stock Unit shall represent the right of the Grantee to receive an amount based on the value of a share of Company Stock, if specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.
          (b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee and set forth in the Grant Instrument. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
          (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a specified period, or if other conditions established by the Committee are not met, the Grantee’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
          (d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.
     Section 9. Stock Appreciation Rights
     The Committee may grant stock appreciation rights (“SARs”) to an Employee, Non-Employee Director or Key Advisor. The following provisions are applicable to SARs:
          (a) General Requirements. The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to or greater than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.
          (b) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 6(f).
          (c) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
          (d) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair

Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as established by the Committee pursuant to Section 9(a) above.
          (e) Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.
     Section 10. Other Stock-Based Awards
     The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8 and 9 of the Plan) that are based on, measured by or payable in Company Stock to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the two, as the Committee shall determine.
     Section 11. Qualified Performance-Based Compensation
     The Committee may determine that Stock Awards, Stock Units and Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 11 shall apply to such Grants. The Committee may also grant Options and SARs under which the exercisability of the Options is subject to achievement of performance goals as described in this Section 11 or otherwise. The following provisions shall apply to Grants of Stock Awards, Stock Units and Other Stock-Based Awards that are to be considered “qualified performance-based compensation” under section 162(m) of the Code:
          (a) Performance Goals. When Stock Awards, Stock Units and Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which performance will be measured, (C) the maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.
          (b) Criteria Used for Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net income, operating income, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, stockholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures (which may include acquisitions or divestitures that involve a Change of Control). The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Grantees.
          (c) Certification of Results. The Committee shall certify the performance results for each performance period after the announcement of the Company’s financial results for the performance period. The Committee shall determine the amount, if any, to be paid pursuant to each Grant under this Section 11 based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Instrument. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units and Other Stock-Based Awards for the performance period shall be forfeited or shall not be made, as applicable.
          (d) Death, Disability or Other Circumstances. The Committee may provide in the Grant Instrument that Grants under this Section 11 shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Grantee’s death or Disability, a Change of Control, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.
     Section 12. Withholding of Taxes
          (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.
          (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

     Section 13. Transferability of Grants
          (a) Restrictions on Transfers. Except as described in subsection (b) below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order or otherwise as permitted by the Committee. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.
          (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
     Section 14. Consequences of a Change of Control
          (a) Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise as set forth in subsection (b) below, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units and Other Stock-Based Awards shall be paid at their target value, or in such other amounts as the Committee may determine.
          (b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Grantees a period of at least ten days to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iii) determine that all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), or (iv) determine that outstanding Grants shall remain in effect according to their terms, if the Company is the surviving corporation.

          (c) Committee. If the Committee makes determinations under this Section 14 following a Change of Control, the Committee making such determinations must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the Committee as in effect after the Change of Control shall not have discretion to change the automatic provisions of subsection (a) or, if applicable, vary the determinations made by the Committee under this Section 14 before the Change of Control (including any decision to follow the automatic provisions of subsection (a)).
     Section 15. Requirements for Issuance or Transfer of Shares
     No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal and self-regulatory organization requirements (including registration, qualification and listing requirements) applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by the Plan, the applicable Grant Instrument, or applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued pursuant to the Grant.
     Section 16. Amendment and Termination of the Plan
          (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable requirements of a stock exchange or national securities association.
          (b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options granted under the Plan, nor may the Board amend the Plan to permit repricing of Options granted under the Plan, unless the stockholders of the Company provide prior approval for such repricing. Adjustments pursuant to Section 4 shall not be considered a repricing.
          (c) Stockholder Approval for “Qualified Performance-Based Compensation.” If Stock Awards, Stock Units and Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 11 above, the Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 11, if additional Grants are to be made under Section 11 and if required by section 162(m) of the Code or the regulations thereunder.

          (d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. On the Effective Date, the amendment and restatement of the Health Grades, Inc. 1996 Equity Compensation Plan into the Health Grades, Inc. 2006 Equity Compensation Plan shall be treated as a new plan for purposes of the Incentive Stock Option requirements of Code Sec. 422(b)(2) and Treas. Reg. Sec. 1.422-2(a)(2)(ii).
          (e) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 17(f). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 17(f) or may be amended by agreement of the Company and the Grantee consistent with the Plan.
          (f) Effective Date of the Plan. The Plan shall be effective as of the date of stockholder approval, provided that such approval must be obtained no later than September 30, 2006.
     Section 17. Miscellaneous
          (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the substitute grants as it deems appropriate, including setting the Exercise Price of Options at a price necessary to retain for the Grantee the same economic value as the substituted Option.
          (b) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
          (c) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Grantee or any other person. No Grantee or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
          (d) Rights of Participants. Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.
          (e) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated
          (f) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any law or mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.
          (g) Changes in Accounting Rules. Except as provided otherwise at the time of a Grant, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Grants shall occur that, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Grants to address such changes.
          (h) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

          (i) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the state of Delaware, without giving effect to the conflict of laws provisions thereof.

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PROXY	PROXY
HEALTH GRADES, INC.
ANNUAL MEETING OF STOCKHOLDERS, JULY 24, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Kerry R. Hicks and David G. Hicks, or either of them, proxy, with full power of substitution, to vote, as designated on the reverse side hereof, all shares of Common Stock which the undersigned is entitled to vote if personally present at the 2006 Annual Meeting of Stockholders of Health Grades, Inc. or any adjournment or postponement thereof, subject to the directions indicated on the reverse.
     If instructions are given in the spaces on the reverse side hereof, the shares will be voted in accordance therewith; if instructions are not given, the shares will be voted for the election of the directors named in Proposal 1 on the reverse side hereof and for Proposal 2 to amend and restate the Health Grades, Inc. 1996 Equity Compensation Plan. This Proxy also delegates discretionary authority to vote with respect to any other matters that may properly come before the meeting or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

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14475  ■

ANNUAL MEETING OF STOCKHOLDERS OF
HEALTH GRADES, INC.
July  24, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â   Please detach and mail in the envelope provided.   â
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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:					2.	Proposal to amend and restate the Health Grades, Inc. 1996 Equity Compensation Plan.	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Kerry R. Hicks Leslie S. Matthews, M.D.		3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	John J. Quattrone J. D. Kleinke
☐	FOR ALL EXCEPT (See instructions below)	¡	Mary Boland		THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF HEALTH GRADES, INC.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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